Exhibit 4.1

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED

LIMITED PARTNERSHIP

OF

PLM EQUIPMENT GROWTH FUND VI

THIS FIRST AMENDMENT (“AMENDMENT”) TO THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (“AGREEMENT”) OF PLM EQUIPMENT GROWTH FUND VI (“PARTNERSHIP”) IS EXECUTED AS NOVEMEBER 21, 1996, BY ITS GENERAL PARTNER, PLM FINANCIAL SERVICES, INC., A DELAWARE CORPORATION (“GENERAL PARTNER”), PURSUANT TO ARTICLE XVIII OF THE AGREEMENT. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS AS SET FORTH IN THE AGREEMENT.

RECITALS

THE PARTNERS ENTERED INTO A LIMITED PARTNERSHIP AGREEMENT AS OF APRIL 22, 1991, AND AN AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AS OF DECEMBER 20, 1991.

THE GENERAL PARTNER NOW AMENDS THE AGREEMENT, PURSUANT TO ARTICLE XVIII, PARAGRAPH TWO, SUBSECTIONS (I) AND (II), TO ADD FOR THE BENEFIT OF THE LIMITED PARTNERS, TO THE GENERAL PARTNER’S REPRESENTATIONSA AND OBLIGATIONS, TO CURE ANY AMBIGUITY OR TO CORRECT ANY INCONSISTENCY THAT MAY EXIST AMONG SECTIONS 6.01, 6.02 AND 9.02 OF THE AGREEMENT. IN EXECUTING THIS AMENDMENT THE GENERAL PARTNER REPRESENTS, WARRANTS AND AGREES, AND WILL TAKE ALL ACTION TO ENSURE, THAT THIS AMENDMENT DOES NOT, AND WILL NOT, DETRIMENTALLY AFFECT THE CASH DISTRIBUTIONS OF THE LIMITED PARTNERS OR ASSIGNEES OR THE MANAGEMENT OF THE PARTNERSHIP BY THE GENERAL PARTNER.

NOW, THEREFORE, THE AGREEMENT IS AMENDED AS FOLLOWS:

1.	SECTION 6.02 IS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

“THE GENERAL PARTNER SHALL NOT TRANSFER ITS INTEREST AS GENERAL PARTNER IN THE PARTNERSHIP (WHICH TRANSFER SHALL BE DEEMED A “WITHDRAWAL”

AMENDMENT NO. 1 TO LIMITED PARTNERSHIP AGREEMENT

OF THE GENERAL PARTNER FOR PURPOSES OF SECTION 9.02) OR ITS INTEREST IN THE PARTNERSHIP’S CAPITAL, EARNINGS OR ASSETS (EXCEPT IN CONNECTION WITH THE PLEDGE OF THE GENERAL PARTNER’S ASSETS OR RIGHTS IN CONNECTION WITH LOANS OR OTHER INDEBTEDNESS) EXCEPT UPON THE APPROVAL OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS.”

IN WITHNESS WHEREOF, THE GENERAL PARTNER HAS DULY EXECUTED THIS AMENDMENT AS OF NOVEMBER 21, 1996.

PLM FINANCIAL SERVICES, INC.,
A DELAWARE CORPORATION,
GENERAL PARTNER AND AS
ATTORNEY-IN-FACT FOR AND ON
BEHALF OF THE LIMITED PARTNERS

BY:_______________________________
TITLE:____________________________
NAME:____________________________